UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

COGDELL SPENCER INC.
 (Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4401 Barclay Downs Drive, Suite 300 Charlotte, North Carolina	28209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 940-2900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On December 20, 2010, using a portion of the net proceeds raised in the public offering of preferred stock (the “Offering”) of Cogdell Spencer Inc. (the “Company”), MEA Holdings, Inc., a subsidiary of the Company, repaid in full and terminated its existing senior secured term loan agreement (the “Term Loan”) with KeyBank National Association (“KeyBank”), as administrative agent, and the other lending institutions which are parties thereto, which was scheduled to mature in March 2011. The Term Loan had an principal balance of $50.0 million on December 20, 2010 at the time of repayment.

The interest rate under the Term Loan was LIBOR plus 4.5%, which at the time of repayment was, inclusive of an in-place variable to fixed interest rate swap agreement, 7.32%.

In addition, on December 20, 2010, in connection with the repayment and termination of the Term Loan, MEA Holdings, Inc., terminated the variable to fixed interest rate swap agreement with KeyBank referred to above, which was scheduled to mature in March 2011. The interest rate swap agreement was terminated for a fee of $640,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.

December 27, 2010	/s/ Charles M. Handy

Charles M. Handy
Chief Financial Officer